UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2010 (September 12, 2010)

PAETEC Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52486	20-5339741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (585) 340-2500

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On September 12, 2010, PAETEC Holding Corp. (“PAETEC”), Cairo Acquisition Corp., an indirect, wholly owned subsidiary of PAETEC (“Merger Sub”), Cavalier Telephone Corporation (“Cavalier”) and M/C Venture Partners V, L.P., as representative of Cavalier’s stockholders (the “Stockholder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Cavalier (the “Merger”), with Cavalier surviving the Merger as an indirect, wholly owned subsidiary of PAETEC.

Upon the consummation of the Merger, PAETEC will pay Cavalier’s securityholders in accordance with the terms of the Merger Agreement aggregate merger consideration equal to $460 million, in cash, less Cavalier’s net indebtedness which will be retired at the closing of the Merger, including amounts outstanding pursuant to Cavalier’s existing credit facility, and subject to certain working capital and other adjustments as provided in the Merger Agreement. A portion of the merger consideration payable at the closing will be placed in an escrow account to be used to satisfy any post-closing adjustments to the merger consideration relating to working capital and other similar adjustments and the resolution of certain matters amongst the parties. PAETEC expects to fund the merger consideration and other Merger costs and expenses by a combination of debt financing, which may consist of the debt financing described below under the caption “Financing Commitment Letter,” and cash on hand.

The board of directors of each of Cavalier and PAETEC have approved the Merger and the Merger Agreement. Subsequent to the entry of Cavalier and PAETEC into the Merger Agreement, Cavalier received written consents evidencing the requisite approval and adoption of the Merger Agreement by Cavalier’s securityholders in accordance with applicable law. Neither the Merger Agreement nor the Merger is subject to the approval of PAETEC’s stockholders.

Completion of the Merger is subject to certain customary conditions precedent, including the expiration of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the receipt of required federal and state regulatory approvals, each party’s compliance, in all material respects, with its respective obligations under the Merger Agreement, the absence of an order or law enjoining or prohibiting the completion of the Merger, and the representations and warranties of each party being true and correct except, generally, where such failure to be correct would not have a material adverse effect on such party and the receipt by PAETEC of evidence of the satisfaction of Cavalier’s existing indebtedness.

The Merger Agreement contains customary representations, warranties and covenants by the parties. During the period between the date of the Merger Agreement and the closing of the Merger, the Merger Agreement provides that, among other things, Cavalier shall conduct its business in the ordinary course and consistent with past practice.

In addition, the Merger Agreement contains certain termination rights for both PAETEC and Cavalier, including that either party may terminate the Merger Agreement if the Merger has not closed for any reason on or prior to June 30, 2011.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and is qualified in its entirety by reference to the text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The representations and warranties of the parties in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement, and were not intended to be and should not be relied upon by stockholders of PAETEC or Cavalier; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not necessarily reflected in such agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.

Financing Commitment Letter

On September 12, 2010, concurrently and in connection with the execution of the Merger Agreement, PAETEC entered into a financing commitment letter with Banc of America Bridge LLC, Banc of America Securities LLC, Deutsche Bank AG Cayman Islands Branch, and Deutsche Bank Securities Inc. (collectively, the “Agents”), pursuant to which Banc of America Bridge LLC and Deutsche Bank AG Cayman Islands Branch (together, the “Committing Parties”) have committed to provide PAETEC with senior secured bridge loans in an aggregate principal amount of up to $420 million (the “Bridge Facility”). The commitments of the Committing Parties expire on March 12, 2011.

To the extent that PAETEC does not obtain alternative debt financing for such uses, it will use proceeds of the Bridge Facility, together with cash on hand, to fund the merger consideration and other Merger costs and expenses.

The Bridge Facility will mature one year following the funding date, unless earlier refinanced with the proceeds of a permanent financing. The facility may be prepaid prior to its maturity date, without premium or penalty, in whole or in part. If the Bridge Facility has not been refinanced by its maturity date, it will be converted to a senior secured term loan facility with a maturity of seven years from the conversion date.

Loans under the Bridge Facility will bear interest, payable quarterly, at a fixed annual rate customary for similar types of bridge financings and determined based on the funding date.

PAETEC will be the borrower under the Bridge Facility, which will be guaranteed by substantially all of PAETEC’s subsidiaries, including Cavalier and Cavalier’s domestic subsidiaries after completion of the Merger. The Bridge Facility obligations will be secured on a first-priority basis, equally and ratably with PAETEC’s senior secured credit facilities and outstanding senior secured notes, by substantially all of the assets of PAETEC and its subsidiaries.

The funding of the Bridge Facility is subject to the negotiation of mutually acceptable credit documents, which are expected to include customary representations and warranties, affirmative and negative covenants, provisions for security, mandatory prepayments upon the occurrence of specified events, and provisions for events of default. The Committing Parties’ obligations to provide the Bridge Facility are subject to the satisfaction of additional conditions, including the consummation of the Merger in accordance with the terms of the Merger Agreement, no material adverse effect having occurred with respect to Cavalier, the absence of debt other than certain permitted debt after giving effect to the Merger, the accuracy of specified representations and warranties, and other customary conditions.

PAETEC will pay customary financing fees and expenses to the Committing Parties and the other Agents in connection with the transactions contemplated by the Commitment Letter.

Banc of America Securities LLC and Deutsche Bank Securities Inc. have provided investment banking services to PAETEC. Certain of their affiliates are lenders under PAETEC’s senior secured credit facilities. All such parties have received customary compensation from PAETEC for their services.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of September 12, 2010, by and among PAETEC Holding Corp., Cairo Acquisition Corp., Cavalier Telephone Corporation, and M/C Venture Partners V, L.P. as Stockholder Representative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC HOLDING CORP.

By:	/s/ Mary K. O’Connell

Name:	Mary K. O’Connell
Title:	Senior Vice President and General Counsel

Dated: September 13, 2010

Exhibit Index

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of September 12, 2010, by and among PAETEC Holding Corp., Cairo Acquisition Corp., Cavalier Telephone Corporation, and M/C Venture Partners V, L.P. as Stockholder Representative.